UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 8, 2011

BJ’S RESTAURANTS, INC. (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-21423 (Commission File Number)	33-0485615 (IRS Employer Identification No.)

7755 Center Avenue Suite 300 Huntington Beach, California (Address of principal executive offices)	92647 (Zip Code)

Registrant's telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On September 8, 2011, BJ's Restaurants, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original 8-K") announcing the appointment of Henry Gomez to the Company's Board of Directors (the "Board").  The Original 8-K and the press release filed with it contained a typographical error relating to Mr. Gomez's biography as follows: the first sentence of the second paragraph of the press release and Item 5.02 of the Original 8-K stated that "Mr. Gomez served as the first leader of public relations and marketing at eBay Inc." but should be corrected to state that "Mr. Gomez served as the first leader of public relations and marketing communications at eBay Inc."  This Current Report on Form 8-K/A is being filed to make this correction. Other than correcting this typographical error, all other information included in the Original 8-K is unchanged. Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the corrected press release.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Corrected Press Release dated September 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 9, 2011	BJ’S RESTAURANTS, INC. (Registrant)
By: /s/ GERALD W. DEITCHLE Gerald W. Deitchle, Chairman and CEO

By: /s/ GREGORY S. LEVIN Gregory S. Levin, Executive Vice President Chief Financial Officer Principal Accounting Officer